                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                COMPUTER SCIENCES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
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
               COMPUTER SCIENCES CORPORATION

              NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      [LOGO]
               ON AUGUST 11, 1997

                     The Annual Meeting of Stockholders of Computer Sciences
               Corporation will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Savings Time, on August 11, 1997 for the following purposes:

                     1. To elect a board of ten directors to serve for the ensuing year and until their successors are elected and qualified;

                     2. To vote upon the approval of the proposed 1997 Nonemployee Director Stock Incentive Plan; and

                     3. To transact such other business as may properly come before the meeting.

                     Only stockholders of record at the close of business on
               June 20, 1997 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                     STOCKHOLDERS WHO ARE NOT ABLE TO ATTEND THE MEETING
               PERSONALLY ARE URGED BY MANAGEMENT TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

               By Order of the Board of Directors,

                                  [SIG]
               Hayward D. Fisk
                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

               El Segundo, California
                   July 2, 1997

                         COMPUTER SCIENCES CORPORATION
                             2100 East Grand Avenue
                          El Segundo, California 90245
                                 (310) 615-0311

                              -------------------

                                PROXY STATEMENT

                              -------------------

    The Annual Meeting of Stockholders of Computer Sciences Corporation ("CSC" or the "Company") will be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, California 90045, at 2:00 p.m., Pacific Daylight Savings Time, on August 11, 1997 for the following purposes:

        1. To elect a board of ten directors to serve for the ensuing year and until their successors are elected and qualified;

        2. To vote upon the approval of the proposed 1997 Nonemployee Director Stock Incentive Plan; and

        3. To transact such other business as may properly come before the meeting.

    The approximate date of mailing the proxy material is July 2, 1997.

                            SOLICITATION OF PROXIES

    This Proxy Statement is furnished to stockholders of the Company in connection with the solicitation of proxies for use at the Annual Meeting. This solicitation is made by the Board of Directors of the Company and the cost of solicitation will be borne by the Company. Solicitation other than by mail may be made personally, by telephone or by facsimile, by regularly employed officers and employees of the Company who will not be additionally compensated therefor. The Company will request persons holding stock in their names for others, such as trustees, brokers and nominees, to forward proxy material to their principals and request authority for the execution of the proxy and will reimburse such persons for their expenses in so doing. In addition, the Company has engaged the services of Morrow & Co., Inc. with respect to proxy soliciting matters at an expected cost to the Company of approximately $8,000, not including incidental expenses.

    The Annual Report of the Company for the fiscal year ended March 28, 1997 is being mailed to stockholders under the same cover as this Proxy Statement.

    You are requested to complete, date, sign and return the enclosed proxy to ensure that your shares will be voted. All shares of CSC Common Stock represented by properly executed proxies will, unless such proxies have previously been revoked, be voted in accordance with the instructions indicated in such proxies. IF NO SUCH INSTRUCTIONS ARE INDICATED, SUCH SHARES OF CSC COMMON STOCK WILL BE VOTED IN FAVOR OF THE PROPOSED 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN AND THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS. The Company does not know of any matters other than as described in the Notice of Annual Meeting that are to come before the

Annual Meeting. If any other matter or matters are properly presented for action at the Annual Meeting, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment, unless such authorization is withheld.

    A stockholder who has given a proxy may revoke it at any time prior to its exercise by giving written notice thereof to the Secretary of the Company, by signing and returning a proxy bearing a later date or by voting in person at the Annual Meeting. Mere attendance at the Annual Meeting, however, will not in and of itself have the effect of revoking the proxy.

                                 VOTING RIGHTS

    Only stockholders of record at the close of business on June 20, 1997 will be entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. The issued and outstanding capital stock of the Company at that date consisted of 77,137,495 shares of Common Stock.

    The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of CSC Common Stock is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be treated as shares which are present for purposes of determining the existence of a quorum, but which are not present for purposes of determining whether a proposal has been approved. The term "broker non-vote" refers to shares held by a broker in street name which are present by proxy, but which are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. Both the election of directors and the approval of the 1997 Nonemployee Director Stock Incentive Plan are routine matters upon which a broker may, in the absence of instructions from the beneficial owner, exercise his or her discretion in voting such shares.

    Holders of CSC Common Stock are entitled to one vote for each share, except that stockholders and any proxy holders for such stockholders are entitled to exercise the right to cumulative voting for the election of directors. In order to exercise the right of cumulative voting, one or more of the stockholders requesting cumulative voting must give notice before the vote to the President or Secretary of the Company that the stockholder desires that the voting for the election of directors be cumulative.

    Under cumulative voting, each stockholder may give one nominee the number of votes equal to the number of directors to be elected multiplied by the number of shares held by the voting stockholder, or the individual stockholder can distribute his or her votes among as many nominees as such stockholder deems appropriate. The nominees (up to the number to be elected) receiving the highest number of votes will be declared elected. If the right to cumulative voting is exercised, the proxy holders named in the enclosed proxy and acting thereunder will have the discretion to cumulate votes in any manner, and to vote for less than all of the nominees indicated on any such duly executed proxy, in order to elect the maximum number of the nominees set forth in ITEM 1 below.

    The approval of the proposed 1997 Nonemployee Director Stock Incentive Plan described in ITEM 2 below requires the affirmative vote of a majority of the total votes cast thereon, provided that the total votes cast thereon represent a majority of the outstanding shares of CSC Common Stock.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

    The following table sets forth information regarding beneficial ownership of CSC Common Stock as of June 20, 1997 by (i) each person or group known by the Company to own beneficially more than 5% of the outstanding CSC Common Stock,
(ii) each of the five executive officers of the Company named in the Summary Compensation Table on page 15, (iii) each of the directors of the Company and
(iv) all executive officers and directors of the Company, as a group. Unless otherwise indicated, each such person or group has sole voting and investment power with respect to all shares beneficially owned.

            NAME AND ADDRESS                NUMBER OF SHARES            PERCENT
         OF BENEFICIAL OWNER(1)            BENEFICIALLY OWNED          OF CLASS
----------------------------------------  ---------------------   -------------------
Janus Capital Corporation...............   6,096,905(2)             7.9%(2)
  100 Fillmore Street
  Denver, Colorado 80206
FMR Corp................................   5,666,133(3)             7.3%(3)
  82 Devonshire Street
  Boston, Massachusetts 02109
DST Systems Inc.........................   4,324,571(4)             5.6%(4)
  1055 Broadway
  Kansas City, Missouri 64105
Van B. Honeycutt........................     221,848(5)                (5)(6)
Thomas R. Madison, Jr...................      35,141(5)                (5)(6)
Ronald W. Mackintosh....................      76,000(5)                (5)(6)
Leon J. Level...........................      82,663(5)                (5)(6)
Milton E. Cooper........................     120,605(5)                (5)(6)
Howard P. Allen.........................         300(7)                (6)(7)
Irving W. Bailey, II....................       2,000                   (6)
William R. Hoover.......................     244,905(8)                (6)
Richard C. Lawton.......................       1,500(9)                (6)(9)
Thomas A. McDonnell.....................       7,900(10)               (5)(6)
F. Warren McFarlan......................       2,400                   (6)
James R. Mellor.........................         600                   (6)
William P. Rutledge.....................         200                   (6)
All executive officers and directors of
  the Company,
  as a group (20 persons)...............     987,767(5)(10)(11)     1.3%(5)(10)(11)

--------------------------

 (1) Unless otherwise indicated, the address of each person or group is c/o Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245.

 (2) This information, which is not within the direct knowledge of the Company, has been derived from an Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997 with respect to CSC Common Stock beneficially owned as of December 31, 1996. Based upon information contained therein (i) 6,096,905 of such shares of CSC Common Stock are also deemed to be beneficially owned by Thomas H. Bailey, Chairman of the Board, President and owner of 12.2% of the voting stock of Janus Capital Corporation, (ii) 5,217,525 of such shares of CSC Common Stock are also deemed to be beneficially owned by Janus Fund, an investment company to which Janus Capital Corporation provides investment advice, and (iii) Janus Capital Corporation, Thomas H. Bailey and Janus Fund each has shared dispositive power and shared voting power with respect to all shares of CSC Common Stock it or he beneficially owns.

 (3) This information, which is not within the direct knowledge of the Company, has been derived from an Amendment No. 3 to Schedule 13G filed with the Securities and Exchange Commission on February 10, 1997 with respect to CSC Common Stock beneficially owned as of December 31, 1996. Based upon information contained therein (i) all of such shares are also deemed to be beneficially owned by Edward C. Johnson 3(d), Chairman of FMR Corp., by Abigail P. Johnson, a director of FMR Corp. and the owner of 24.5% of the outstanding voting stock of FMR Corp., and by certain members of the Johnson family, who together may be deemed to form a controlling group with respect to FMR Corp., (ii) Fidelity Management & Research Company, an investment advisor and wholly owned subsidiary of FMR Corp., is the beneficial owner of 5,096,309 shares of CSC Common Stock, and FMR Corp. and Edward C Johnson 3(d) each has sole dispositive power, but no voting power, with respect to these shares, and (iii) Fidelity Management Trust Company, a bank and wholly owned subsidiary of FMR Corp., in its capacity as an investment manager of institutional accounts, beneficially owns 569,824 shares of CSC Common Stock, and FMR Corp. and Edward C Johnson 3(d) each has sole dispositive power with respect to these shares, sole voting power with respect to 343,749 of these shares and no voting power with respect to 226,075 of these shares.

 (4) This information, which is not within the direct knowledge of the Company, has been derived from a Schedule 13D filed with the Securities and Exchange Commission on August 12, 1996.

 (5) With respect to Messrs. Honeycutt, Madison, Mackintosh, Level, Cooper, McDonnell and all executive officers and directors as a group, includes 188,190, 34,000, 55,000, 71,400, 100,000, 7,900 and 540,090 shares of CSC
     Common Stock, respectively, subject to options which were outstanding on June 20, 1997 and which will be exercisable within 60 days thereafter. The shares subject to these options have been deemed to be outstanding in computing the Percent of Class.
     With respect to Messrs. Honeycutt, Madison, Mackintosh, Level, Cooper and all executive officers and directors as a group, includes 2,908, 141, 0, 925, 1,105 and 10,595 shares of CSC Common Stock, respectively, which are held for the accounts of such persons under the Company's Matched Asset Plan and with respect to which such persons had the right, as of June 20, 1997, to give voting instructions to the Committee administering the Plan.

 (6)   Less than 1%.

 (7) Mr. Allen and his wife share voting and investment power with respect to all of such shares.

 (8) Mr. Hoover and his wife share voting and investment power with respect to all of such shares.

 (9) Mr. Lawton and his wife share voting and investment power with respect to all of such shares.

(10) Does not include (i) the 4,324,571 shares of CSC Common Stock indicated above as beneficially owned by DST Systems, Inc., of which Mr. McDonnell is President, Chief Executive Officer and a director, or (ii) the 6,096,905 shares of CSC Common Stock indicated above as beneficially owned by Janus Capital Corporation, of which he is a director. Mr. McDonnell disclaims beneficial ownership of these shares.

(11) Of such 987,767 shares of CSC Common Stock, the executive officers and directors, as a group, have sole voting and investment power with respect to 741,062 shares and shared voting and investment power with respect to 246,705 shares.

                                    ITEM 1.
                             ELECTION OF DIRECTORS

    The Board of Directors currently consists of ten directors, each of whom will stand for reelection at the Annual Meeting. Two of such directors, Howard
P. Allen and Richard C. Lawton, will retire within the following year. Messrs. Allen and Lawton will reach mandatory retirement age in October 1997 and June 1998, respectively, and, if reelected at the Annual Meeting, will retire as directors during such months.

    Subject to the foregoing, each of the ten directors to be elected at the Annual Meeting will hold office for the ensuing year and until his or her successor is elected and qualified. It is intended that the accompanying proxy, if furnished, will be voted for the election to the Board of Directors of the ten nominees named below.

    The following information with respect to each person nominated for election as a director has been furnished to the Company by the nominees as of June 20, 1997.

                                                                                                          DIRECTOR
             NAME                                       BUSINESS EXPERIENCE(1)                              SINCE
------------------------------  -----------------------------------------------------------------------  -----------
Howard P. Allen...............  Retired Chairman, Chief Executive Officer and President of Edison              1981
                                  International (formerly SCEcorp). Director of The Parsons
                                  Corporation, The Ralph M. Parsons, Co. and Trust Company of the West.
                                  Retired Director of Edison International, Southern California Edison,
                                  AMR, American Airlines, Inc. and The Presley Companies. Age 71.

Irving W. Bailey, II..........  Chairman and Chief Executive Officer of Providian Corporation. Prior           1992
                                  thereto, President, Chief Operating Officer, Executive Vice President
                                  and Chief Investment Officer of Providian Corporation. Vice Chairman
                                  of the Board and Director of AEGON USA, Inc. and Director of
                                  Providian Financial Corporation. Age 56.

Van B. Honeycutt..............  Chairman, President and Chief Executive Officer of the Company. Prior          1993
                                  thereto, President, Chief Operating Officer and Director of the
                                  Company and President of its Industry Services Group. Director of
                                  Talbert Medical Management Holdings Corporation (formerly FHP
                                  International Corporation). Age 52.

William R. Hoover.............  Chairman of the Executive Committee of the Board of Directors of the           1967
                                  Company. Prior thereto, Chairman, President and Chief Executive
                                  Officer of the Company. Director of Merrill Lynch & Co., Inc.,
                                  Storage Technology Corp. and Eltron International, Inc. Age 67.

Richard C. Lawton.............  President and Chief Executive Officer of Chandler's Palos Verdes Sand &        1986
                                  Gravel Company. Prior thereto, President and Director of Transmix
                                  Corporation. Retired Director of CalFed Inc., California Federal Bank
                                  and Beneficial Standard Life Insurance Company. Age 71.

Leon J. Level.................  Vice President, Chief Financial Officer and Director of the Company.           1989
                                  Age 56.

Thomas A. McDonnell...........  President, Chief Executive Officer and Director of DST Systems, Inc.           1997
                                  Director of Euronet Services, Inc., Nellcor Puritan Bennett
                                  Corporation, Informix Software, Inc., BHA Group, Inc., Cerner
                                  Corporation and Janus Capital Corporation. Age 51.

                                                                                                          DIRECTOR
             NAME                                       BUSINESS EXPERIENCE(1)                              SINCE
------------------------------  -----------------------------------------------------------------------  -----------
F. Warren McFarlan............  Senior Associate Dean, Director of External Relations and Albert H.            1989
                                  Gordon Professor of Business Administration, Graduate School of
                                  Business Administration, Harvard University. Director of Providian
                                  Financial Corporation and Pioneer Hi-Bred. Age 59.

James R. Mellor...............  Retired Chairman and Chief Executive Officer of General Dynamics               1992
                                  Corporation. Director of General Dynamics Corporation, Bergen
                                  Brunswig Corporation, Kerr Group, Inc. and Pinkerton's, Inc. Age 67.

William P. Rutledge...........  Retired President, Chief Executive Officer and Director of Allegheny           1997
                                  Teledyne Incorporated (formerly Teledyne, Inc.). Director of First
                                  Federal Bank. Age 55.

--------------------------
(1) The principal occupations described above represent the business experience of each nominee for the past five years.

    No nominee for director beneficially owns 1% or more of the outstanding shares of the Company. See note (10) on page 4 above, however.

    Mr. Hoover provided consulting services to the Company during fiscal year 1996 and 1997, for which he received consulting fees of $500,000 per year and the use of an automobile provided by the Company.

    Article III, Section 15 of the Bylaws provides that a director shall not serve beyond, and shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which he or she shall become age 70; provided that any person who was a director on December 6, 1996 and who was age 65 or older on that date may serve until, but shall automatically retire at, the close of the first meeting of the Board of Directors held during the month in which he or she shall become age 72. If no meeting of the Board of Directors is held during such month, the director shall automatically retire as of the last day of such month.

    At the previous election of directors held at the Annual Meeting of Stockholders on July 31, 1996, approximately 87.5% of the outstanding shares eligible to vote were represented either in person or by proxy. More than 99.7% of the shares present and voting at the 1996 Annual Meeting of Stockholders voted for the director nominees.

             MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the fiscal year ended March 28, 1997, the Board of Directors held eight meetings. The incumbent directors, while serving during the last fiscal year, attended all of the meetings of the Board of Directors and all of the meetings held by all committees of the Board on which they served.

    Among the standing committees of the Board of Directors of the Company are the Executive Committee, Audit Committee and Compensation Committee. The Board of Directors does not have a Nominating Committee.

    Messrs. Hoover (Chairman), Honeycutt and Level serve as members of the Executive Committee which, within the limits of authority delegated by the full Board of Directors of the Company pursuant to standing and specific resolutions of the Board, acts on behalf of the Board. During the past fiscal year, the Executive Committee held 32 meetings.

    Messrs. Lawton (Chairman), McDonnell, McFarlan and Rutledge serve as the members of the Audit Committee, which during the last fiscal year held three meetings. The principal duties and responsibilities of the Audit Committee are to recommend to the Board the accounting firm to be engaged as the Company's independent auditors and the terms of its engagement, and to meet with the Company's independent and internal auditors to review the scope of their audits and audit findings.

    Messrs. Allen (Chairman), Bailey and Mellor serve as the members of the Compensation Committee, whose principal function is to determine the salary and bonus for all corporate officers at the level of vice president or higher, and to administer the Company's stock incentive plans. Mr. Mellor replaced Mr. McFarlan as a member of this Committee effective December 6, 1996. None of the members of the Compensation Committee is, or has ever been, an employee of the Company or any of its subsidiaries. During, the last fiscal year, the Compensation Committee held two meetings.

COMPENSATION OF DIRECTORS

  CASH COMPENSATION

    Each director who is not an employee of the Company receives an annual retainer of $34,000 per year, and a meeting fee of $1,000 for each day of attendance, in person or telephonically, at a regularly scheduled Board meeting, and for each day of attendance in person at a special Board meeting. Each such director who is a member of the Audit Committee or Compensation Committee receives an additional $5,000 per year.

  RETIREMENT PLAN

    The 1990 Nonemployee Director Retirement Plan (the "Retirement Plan") provides specified benefits for directors who served as a director prior to December 6, 1996, who retire from the Board of Directors with at least five years of service, and who are not, and have never been, employees of the Company. Pursuant to the Retirement Plan, each such director is entitled to receive an annual benefit equal to the sum of (1) the annual retainer for nonemployee directors in effect as of the date of the director's retirement, plus (2) the daily Board meeting fee in effect as of such date multiplied by the number of regularly scheduled Board meetings held during the year ending on such date. These benefits commence on the later of (i) the director's 65th birthday or (ii) the date upon which he or she retires from the Board. With respect to directors who, at the time of retirement, have served on the Board for more than five but less than ten years, these benefits will be payable for the number of years of service. If such a director dies prior to the payment in full of these benefits, the remaining benefits will be paid to the beneficiary designated by the director for such purpose. With respect to directors who, at the time of retirement, have served on the Board for at least ten years, these benefits will be payable for ten years or until the director's death, if later. If such a director dies prior to the payment of benefits for ten years, the remaining benefits will be paid to the director's beneficiary.

    Messrs. Allen, Bailey, Lawton, McFarlan and Mellor are currently eligible to receive benefits under the Retirement Plan upon retirement from the Board of Directors. Messrs. Allen and Lawton will reach mandatory retirement age in October 1997 and June 1998, respectively, and the other three nonemployee directors will reach mandatory retirement age thereafter. If the 1997 Nonemployee Director Stock Incentive Plan is approved by the stockholders at the Annual Meeting, the Board will amend the Retirement Plan so that no current or future directors other than Messrs. Allen and Lawton will be eligible to receive benefits thereunder. In lieu of such Retirement Plan benefits, all current and future nonemployee directors other than Messrs. Allen and Lawton will receive stock-based incentives of substantially equivalent value, as described below.

  STOCK-BASED INCENTIVES

    1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN. In order further to align the interests of nonemployee directors with the interests of stockholders generally, and to enable the Company to award stock-based incentives to nonemployee directors in lieu of the Retirement Plan benefits to which they would otherwise be entitled, the Board of Directors adopted the 1997 Nonemployee Director Stock Incentive Plan (the "1997 Plan") on June 16, 1997 and is submitting it to the stockholders for their approval at the Annual Meeting. See "ITEM 2--PROPOSED 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN" below.

    As described below, the 1997 Plan authorizes the Board to award any type of stock-based incentive to nonemployee directors. If the 1997 Plan is approved by the stockholders at the Annual Meeting, then, immediately thereafter, the Board will take the following actions:

    (1) The Retirement Plan will be amended so that no current or future directors other than Messrs. Allen and Lawton will be eligible to receive benefits thereunder.

    (2) Messrs. Bailey, McFarlan and Mellor will each receive an award of Restricted Stock Units, as described below ("RSUs"), in lieu of his currently vested Retirement Plan benefits. The number of RSUs to be awarded to Messrs. Bailey, McFarlan and Mellor will be equal to the number of shares of CSC Common Stock, rounded to the nearest whole share, which have an aggregate market value of $73,000, $127,000 and $149,000, respectively, on August 11, 1997, based on the closing price of CSC Common Stock on that date reported on the Composite Tape for NYSE listed companies.

    (3) Messrs. Bailey, McDonnell, McFarlan, Mellor and Rutledge will each receive an award of RSUs in lieu of the future Retirement Plan benefits that would otherwise accrue during the next five years. The number of RSUs to be awarded to each director will be equal to the number of shares of CSC Common Stock, rounded to the nearest whole share, which have an aggregate market value of $109,000, on August 11, 1997, based on the closing price of CSC Common Stock on that date reported on the Composite Tape for NYSE listed companies

    These awards of RSUs are designed to be substantially equivalent in value to the individual Retirement Plan benefits for which they are being substituted. Since Messrs. Bailey, McFarlan and Mellor are different ages and have served as directors for different periods of time, their currently vested Retirement Plan benefits are different. The Retirement Plan benefit that would otherwise accrue during the next five years with respect to each of the five nonemployee directors is deemed to have the same value.

    The Board currently intends to make similar RSU awards in five years to compensate for the Retirement Plan benefits that would otherwise accrue thereafter. Although these future awards may be in the form of stock-based incentives other than RSUs, and the timing of these future awards may be different than as described herein, the value of such stock-based incentives will be substantially equivalent to the value of the Retirement Plan benefits for which they are substituted.

    The Board of Directors reviews nonemployee director compensation on a periodic basis. Although the Board has no such intention at this time, it may utilize the 1997 Plan to award stock-based incentives to nonemployee directors in addition to the stock-based incentives it will award to them in lieu of Retirement Plan benefits.

  RESTRICTED STOCK UNITS.

    The Restricted Stock Units to be awarded under the 1997 Plan, as described above, will be evidenced by written agreements between the Company and the nonemployee directors to whom they are awarded (the "RSU Agreements"). Pursuant to the terms and conditions set forth in the RSU Agreements, the Company will deliver to the director or, after the director's death, the beneficiary designated by the director for such purpose, upon the automatic redemption of the RSUs:

    (1) shares of CSC Common Stock; and

    (2) cash in an amount equal to the regular, quarterly cash dividends that would have accrued and been payable with respect to such shares from the date of award of the RSUs through and including the date of redemption of the RSUs, together with interest thereon at the rate accrued on cash bonuses deferred under the Company's Deferred Compensation Plan, as such rate may be reset from time to time (collectively, with respect to each such share, a "Dividend Equivalent").

    Each RSU Agreement will set forth the director's irrevocable election with respect to the timing of redemption of the RSUs subject thereto, which election must be made within 30 days after the date of award. At the director's election, the RSUs may be automatically redeemed (1) as an entirety, upon the date he or she ceases to be a director (the "Retirement Date"), or (2) in substantially equal amounts upon the first five, ten or fifteen anniversaries of the Retirement Date. The total number of shares of CSC Common Stock and Dividend Equivalents to be delivered by the Company pursuant to an RSU Agreement will be determined as follows:

     (i) if the RSUs are awarded in lieu of currently vested Retirement Plan benefits, the total number of shares and Dividend Equivalents to be delivered will be equal to the total number of RSUs subject to the RSU Agreement; and

    (ii) if the RSUs are awarded in lieu of future Retirement Plan benefits, the total number of shares and Dividend Equivalents to be delivered will be equal to the following percentage, multiplied by the total number of RSUs subject to the RSU Agreement:

                                                                             PERCENTAGE OF
NUMBER OF FULL YEARS OF SERVICE AS DIRECTOR AFTER DATE OF RSU AWARD       TOTAL RSUS AWARDED
-----------------------------------------------------------------------  ---------------------
At least 1, but less than 2............................................              20%
At least 2, but less than 3............................................              40%
At least 3, but less than 4............................................              60%
At least 4, but less than 5............................................              80%
At least 5.............................................................             100%

    All RSUs will be nontransferable other than by will or the laws of intestate succession.

    If the outstanding shares of CSC Common Stock are exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding shares, in either case as a result of a reorganization, merger, consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then the Board of Directors will make appropriate and proportionate adjustments in the number and type of shares or other securities or cash or other property that will thereafter be delivered upon redemption of the RSUs.

                                    ITEM 2.
            PROPOSED 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

    In order to continue to attract and retain qualified, independent nonemployee directors, and further align the interests of nonemployee directors with the interests of stockholders generally, the Company believes it is necessary to provide for the award of stock-based incentives to such directors. In connection therewith, the Board of Directors adopted the 1997 Nonemployee Director Stock Incentive Plan on June 16, 1997 and is submitting it to the stockholders for their approval at the Annual Meeting.

    The following description of the 1997 Plan is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached as Appendix A to this Proxy Statement.

GENERAL

    Each director of the Company who is not an employee of the Company or any of its subsidiaries will be eligible for the grant of awards under the 1997 Plan. The maximum number of shares of CSC Common Stock that may be issued pursuant to awards granted under the 1997 Plan is 50,000, subject to certain adjustments to prevent dilution. The 1997 Plan will be administered by the Board of Directors, which, subject to the provisions of the 1997 Plan, will have full and final authority to grant awards thereunder and determine the terms and conditions of such awards, including the number of shares to be issued pursuant thereto.

AWARDS

    The 1997 Plan authorizes the Board to enter into any type of arrangement with a nonemployee director that, by its terms, involves or might involve the issuance of (1) shares of CSC Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the CSC Common Stock, or (3) any other security or benefit with a value derived from the value of the CSC Common Stock.

    Awards under the 1997 Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, restricted stock units, other securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of CSC Common Stock for any lawful consideration, including services rendered.

    An award under the 1997 Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, and/or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an option granted under the 1997 Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to "pyramid" his or her previously owned shares, I.E., to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the option for a larger number of shares with no more investment than the original share or shares delivered.

    If the 1997 Plan is approved by the stockholders at the Annual Meeting, then, immediately thereafter, the Board will award Restricted Stock Units to nonemployee directors as described in "ITEM 1--ELECTION OF DIRECTORS; Compensation of Directors," above.

PLAN DURATION

    The 1997 Plan became effective upon its adoption by the Board of Directors on June 16, 1997, but no shares of CSC Common Stock may be issued or sold under the 1997 Plan until it has been approved by the Company's stockholders. No awards may be granted under the 1997 Plan after June 16, 2007.

AMENDMENTS

    The Board of Directors may amend or terminate the 1997 Plan at any time and in any manner, subject to the following:

         (1) the recipient of any award may not, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and

         (2) if any national securities exchange upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders.

EFFECT OF SECTION 16(b) OF THE SECURITIES EXCHANGE ACT OF 1934

    The acquisition and disposition of CSC Common Stock by directors is subject to
Section 16(b) of the Securities Exchange Act of 1934. Pursuant to Section 16(b), a purchase of CSC Common Stock by a director within six months before or after a sale of CSC Common Stock by the director could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceed the purchase price. Directors are required to file reports of changes in beneficial ownership under Section 16(a) of the Securities Exchange Act of 1934 upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain benefit plans. The 1997 Plan is designed to comply with Rule 16b-3.

FEDERAL INCOME TAX TREATMENT

    The following is a brief description of the federal income tax treatment that will generally apply to awards granted under the 1997 Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of awards will depend on the specific nature of the award. An award may be taxable as an option, as restricted or unrestricted stock, as a Restricted Stock Unit, as a cash payment, or otherwise.

  STOCK OPTIONS

    The grant to a nonemployee director of an option or other similar right to acquire CSC Common Stock is generally not a taxable event for the director.

    Upon exercise of the option, the director will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price, and the Company will be entitled to a deduction equal to such amount. If the director exercises the option within six months of the date of grant, he or she will generally not recognize ordinary income until the date of sale of the shares or, if earlier, six months after the date of grant of the option. Special rules apply to a director who exercises an option having an exercise price greater than the fair market value of the underlying shares on the date of exercise.

    A subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid with respect to such shares plus the ordinary income recognized with respect to such shares.

  RESTRICTED STOCK AND RESTRICTED STOCK UNITS

    Awards to nonemployee directors under the 1997 Plan may include sales, bonuses or other grants of shares, or Restricted Stock Units or other convertible or redeemable securities, which are subject to restrictions or vesting schedules. The director will generally not be taxed until such shares or other securities vest, or the restrictions thereon expire or are removed. At such time, the director will recognize ordinary income, and the Company will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares or other vested benefit on that date over the purchase price. For example, each of the nonemployee directors who receives one of the awards of Restricted Stock Units described in "ITEM 1--ELECTION OF DIRECTORS; Compensation of Directors" above will recognize ordinary income, and the Company will be entitled to a deduction, on the date or dates upon which such RSUs are automatically redeemed.

    If a nonemployee director makes an election under Section 83(b) of the Internal Revenue Code within 30 days after receiving restricted shares, he or she will recognize ordinary income, and the Company will be entitled to a deduction, on the date of receipt of the restricted shares, equal to the excess of the fair market value of the shares on that date over the purchase price.

  MISCELLANEOUS TAX ISSUES

    Awards may be granted under the 1997 Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon their specific terms.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN. A majority of the votes cast at the Annual Meeting is necessary for the approval of this proposal.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION OF EXECUTIVE OFFICERS

  GENERAL

    The Company's executive compensation program is designed to provide competitive levels of cash compensation and long-term incentives based on the Company's performance, and includes base salary, annual cash incentive awards and stock option grants. In addition, the Company has adopted various employee benefit plans, including retirement plans, health plans, insurance plans and others, in which executive officers are eligible to participate.

    Executive compensation levels and the mix of pay components (base salary and short-term and long-term incentives) are determined by the Compensation Committee. An executive's base salary and stock option awards are based primarily on his or her position and long-term contribution to the Company. The annual cash incentive award is based primarily on the performance of the executive's business unit compared to prior year performance and established annual goals. Performance factors include revenue, operating margin, net income and cash flow, as well as specific individual achievements.

    In determining these pay components, the Compensation Committee also considers executive compensation data from comparable companies, which is provided by Hewitt Associates, a recognized international compensation consulting firm. The comparator group used in determining fiscal year 1997 compensation was comprised of 17 publicly-held and 2 privately-owned companies in the information technology and services industries.

    The Company's executive compensation program takes into account any potential limitations on the deductibility of compensation in excess of $1,000,000 per year imposed by Internal Revenue Code Section 162(m), but does not require that all compensation qualify for exemption from such limitation. The Company will deduct all compensation paid to executive officers for fiscal year 1997.

    The Compensation Committee believes that the Company's executive compensation program allows the Company to attract and retain outstanding executives in the information technology field and is well structured to align management's and stockholders' interest in the enhancement of stockholder value through stock ownership programs and incentive programs based on performance and stock value.

  RELATIONSHIP OF COMPANY PERFORMANCE TO EXECUTIVE COMPENSATION

    Fiscal year 1997 compensation was determined on an individual basis in accordance with the above policies and programs. The Company's performance substantially met its financial goals. Fiscal year 1997 revenue was $5.6 billion, representing growth of 18.5% over the prior fiscal year; operating margin was 7.6%, compared to 7.2%; net income was $228 million, representing growth of 33.0% (before the effect of special charges); and free cash flow was $54,000,000, up 49%. These results were considered strong and compared quite favorably to the results of the Company's comparator group.

  FISCAL YEAR 1997 STOCK OPTION GRANTS

    The Company granted stock options to various executive officers during fiscal year 1997, including each of the five Named Executive Officers, as shown in the Options Granted in Last Fiscal Year table on page 16.

  CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Honeycutt's base salary for fiscal year 1997 reflected an increase of $89,616, or 14.3%, over his base salary for fiscal year 1996. In determining Mr. Honeycutt's base salary for fiscal year 1997, the Committee compared his base salary to the base salaries of chief executive officers at the comparator companies. The Committee also considered the Company's financial performance for fiscal year 1996, Mr. Honeycutt's individual performance during that year and his long-term contributions to the success of the Company. During fiscal year 1996 (before restatement to reflect an acquisition accounted for as a pooling of interests), revenue growth of 25.8%, operating margin of 7.1%, net income growth of 28.0% and free cash flow of approximately $27,000,000 were considered strong results.

    For fiscal year 1997, Mr. Honeycutt received an award of 25,000 stock options, and an annual cash incentive award of $652,500, which he elected to defer pursuant to the Company's Deferred Compensation Plan. These pay components reflect the following: (1) the Company substantially met its fiscal 1997 financial goals, (2) record new business was announced during the year and (3) the Company acquired and integrated The Continuum Company, Inc., the largest acquisition in the Company's history.

    As of June 10, 1997, Mr. Honeycutt had options to purchase an aggregate of 413,563 shares of CSC Common Stock and beneficially owned 221,848 shares of CSC Common Stock, including 188,190 shares underlying options which will be exercisable on or prior to August 20, 1997.

  CONCLUSION

    The Committee believes that this executive compensation program serves the interests of stockholders and the Company effectively. The various pay vehicles offered are appropriately balanced to motivate executives to contribute to the Company's overall future successes, thereby enhancing the value of the Company for the stockholders.

    We will continue to address the effectiveness of the Company's total compensation program to meet the needs of the Company and serve the interests of its stockholders.

                                          Howard P. Allen

                                          Irving W. Bailey, II

                                          James R. Mellor

SUMMARY COMPENSATION TABLE

    The following table sets forth information concerning the compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers") for services rendered to the Company in all capacities during the fiscal years ended March 28, 1997, March 29, 1996, and March 31, 1995.

                                                                 ANNUAL COMPENSATION       LONG-TERM
                                                                                         COMPENSATION
                                                               ------------------------  -------------      ALL OTHER
                                                                SALARY(2)    BONUS(3)     OPTIONS(4)     COMPENSATION(5)
NAME AND PRINCIPAL POSITION(1)                        YEAR         ($)          ($)           (#)              ($)
--------------------------------------------------  ---------  -----------  -----------  -------------  -----------------
Van B. Honeycutt..................................       1997     714,616      652,500(6)      25,000           2,492
  Chairman, President and                                1996     625,000             (6)      11,758(6)         1,548
  Chief Executive Officer                                1995     490,385                    113,605(6)         2,637

Thomas R. Madison, Jr.............................       1997     409,404      288,400        15,000            2,194
  Corporate Vice President and                           1996     379,231      269,500        10,000            2,492
  President, Financial Services Group                    1995         n/a          n/a           n/a              n/a

Ronald W. Mackintosh..............................       1997     376,193      272,541        15,000           31,866
  Corporate Vice President and                           1996     335,607      236,633        10,000           31,473
  President, European Group                              1995     311,266      124,506                         23,967

Leon J. Level.....................................       1997     361,637      217,980        10,000            2,320
  Corporate Vice President and                           1996     343,789      173,000         5,000            2,343
  Chief Financial Officer                                1995     321,269      162,000                          2,272

Milton E. Cooper..................................       1997     326,827      231,000        15,000            2,383
  Corporate Vice President and                           1996     295,173      207,900        10,000            2,327
  President, Systems Group                               1995     276,750      195,000                          2,249

--------------------------

(1) During fiscal year 1997, Mr. Honeycutt served as President and Chief Executive Officer of the Company. Effective March 29, 1997, he assumed the additional title of Chairman.
    During fiscal year 1997, Mr. Madison served as Corporate Vice President and President, Integrated Business Services. Since May 1, 1997, he has served as Corporate Vice President and President, Financial Services Group. Mr. Madison was appointed an executive officer of the Company effective August 14, 1995. Although he served as an executive officer for only a portion of fiscal year 1996, the amounts shown reflect his compensation for the entire fiscal year.

(2) The amounts shown reflect all salary earned during the covered fiscal year.

(3) Cash bonuses earned during any fiscal year are determined and paid in the following fiscal year pursuant to the Company's Annual Incentive Plan. Payment of such bonuses may be deferred pursuant to the Company's Deferred Compensation Plan. The amounts shown reflect all cash bonuses earned during the covered fiscal year, whether or not the payment thereof was deferred.

(4) The amounts shown reflect the aggregate number of shares underlying stock options granted during the covered fiscal year.

(5) The amounts shown for Messrs. Honeycutt, Madison, Level, and Cooper reflect contributions by the Company to the Matched Asset Plan, a defined contribution plan. The amount shown for Mr. Mackintosh reflects contributions by the Company to a defined contribution plan in the United Kingdom.
    The amounts shown for Mr. Madison in fiscal years 1997 and 1996 do not include aggregate incremental expenses of $216,565 incurred by the Company during those years in connection with his relocation from Georgia to Virginia. See "Certain Relationships and Related Transactions" on page 18.

(6) The amounts shown in the Options column for Mr. Honeycutt in fiscal years 1996 and 1995 include 11,758 and 13,605 shares, respectively, underlying stock options granted in lieu of the cash bonuses he earned during fiscal years 1996 and 1995. These stock options, which were granted approximately one month after fiscal year-end, have exercise prices of $17.72 and $12.25 per share, respectively (25% of the market value per share on the date of grant), and will become exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the option grant date.

OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth information concerning stock options granted to the Named Executive Officers during the fiscal year ended March 28, 1997. No stock appreciation rights were granted in such fiscal year.

                                                                                                      POTENTIAL REALIZABLE
                                                                                                        VALUE AT ASSUMED
                                                                                                        ANNUAL RATES OF
                                                              INDIVIDUAL GRANTS                           STOCK PRICE
                                          ----------------------------------------------------------    APPRECIATION FOR
                                                       PERCENT OF TOTAL                                  OPTION TERM(1)
                                            OPTIONS     OPTIONS GRANTED    EXERCISE OR                --------------------
                                            GRANTED     TO EMPLOYEES IN    BASE PRICE    EXPIRATION      5%         10%
NAME                                          (#)         FISCAL YEAR        ($)/SH.        DATE         ($)        ($)
----------------------------------------  -----------  -----------------  -------------  -----------  ---------  ---------
Van B. Honeycutt........................      11,758(2)          0.75%          17.72        5/9/06   1,149,085  1,953,139
                                              25,000(3)          1.59%          70.88        5/9/06   1,114,323  2,823,912
Thomas R. Madison, Jr...................      15,000(3)          0.95%          70.88        5/9/06     668,594  1,694,347
Ronald W. Mackintosh....................      15,000(3)          0.95%          70.88        5/9/06     668,594  1,694,347
Leon J. Level...........................      10,000(3)          0.64%          70.88        5/9/06     445,729  1,129,565
Milton E. Cooper........................      15,000(3)          0.95%          70.88        5/9/06     668,594  1,694,347

--------------------------

(1) Amounts shown reflect the potential realizable value of each grant of stock options, assuming that the market price of the underlying shares appreciates in value from the date of grant to the expiration date at an annualized rate of 5% or 10%. These potential values are reported in order to comply with Securities and Exchange Commission requirements, and the Company cannot predict whether these values will be achieved.

(2) This nonqualified stock option was granted to Mr. Honeycutt in lieu of a cash bonus for fiscal year 1996. (See Note (6) to the Summary Compensation Table on page 15.) The option has an exercise price equal to 25% of the market value of the underlying shares on the date of grant, will become exercisable to purchase one-third of the underlying shares on each of the first three anniversaries of the date of grant of the option.

(3) These nonqualified stock options granted, which have an exercise price equal to the market value of the underlying shares on the date of grant, will become exercisable to purchase 20% of the underlying shares on each of the first five anniversaries of the date of grant of the option.

FISCAL YEAR END OPTION VALUES

    The following table sets forth information concerning the value of unexercised in-the-money stock options held by the Named Executive Officers on March 28, 1997.

                                                                                            VALUE OF UNEXERCISED
                                                               NUMBER OF UNEXERCISED      IN-THE- MONEY OPTIONS AT
                                                             OPTIONS AT FISCAL YEAR END      FISCAL YEAR END(1)
                                  SHARES          VALUE      --------------------------  --------------------------
                                ACQUIRED ON     REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
NAME                           EXERCISE (#)        ($)           (#)           (#)           ($)           ($)
-----------------------------  -------------  -------------  -----------  -------------  -----------  -------------
Van B. Honeycutt.............         none            n/a       147,735       165,828     5,300,992      3,937,312
Thomas R. Madison, Jr........         none            n/a        20,000        50,000       500,750        816,125
Ronald W. Mackintosh.........        2,500        172,708        42,200        36,800     1,780,000        645,625
Leon J. Level................       10,000        654,875        59,400        29,000     2,559,025        632,875
Milton E. Cooper.............         none            n/a        89,000        29,000     3,835,000        343,750

--------------------------

(1) The amounts shown reflect the spread between the exercise price and the market value of the underlying shares of CSC Common Stock on March 28, 1997 (based on the $62.375 closing price of the CSC Common Stock on that date reported on the Composite Tape for NYSE listed companies).

DEFINED BENEFIT PLANS

    Messrs. Honeycutt, Madison, Level and Cooper participate in the Pension Plan and the Supplemental Executive Retirement Plan (the "SERP"). Mr. Mackintosh does not participate in either Plan.

  PENSION PLAN

    The Pension Plan is a contributory, career average defined benefit plan. Benefits are determined based on the participant's average base salary during all years of participation. There is no deduction for Social Security or other offset amounts, and base salary does not include any bonus, overtime or shift differential compensation. At age 65, Messrs. Honeycutt, Madison, Level and Cooper will have participated in the Pension Plan for 24, 16, 16 and 19 years, respectively, and, assuming no increase in base salary, will have received an average base salary during all years of Pension Plan participation of $524,811, $401,974, $327,415 and $238,839, respectively.

    Pursuant to Internal Revenue Code requirements, the maximum base salary covered by the Pension Plan is limited each year. For calendar year 1997, the maximum base salary is $160,000. The excess benefit that would be payable under the Pension Plan absent these limitations (the "Excess Benefit"), is paid under the SERP to persons who participate in both Plans, as described in the following section.

    The table below shows the estimated annual benefit, on a single life annuity basis, payable under the Pension Plan and the Excess Benefit restoration provision of the SERP to a person who retires at age 65 and participates in both Plans.

                                                                     YEARS OF SERVICE
                                           ---------------------------------------------------------------------
AVERAGE ANNUAL BASE COMPENSATION               5          10          15          20          25          30
-----------------------------------------  ---------  ----------  ----------  ----------  ----------  ----------
$150,000.................................  $  16,875  $   33,750  $   50,625  $   67,500  $   84,375  $  101,250
 250,000.................................     28,125      56,250      84,375     112,500     140,625     168,750
 350,000.................................     39,375      78,750     118,125     157,500     196,875     236,250
 450,000.................................     50,625     101,250     151,875     202,500     253,125     303,750
 550,000.................................     61,875     123,750     185,625     247,500     309,375     371,250

  SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The SERP provides retirement benefits to certain designated officers and key executives of the Company who satisfy its minimum service requirements. It provides two types of benefits: (1) as described above, an Excess Benefit restoration, which restores the shortfall of Pension Plan benefits resulting from Internal Revenue Code limits on the base salary used to compute those benefits ($160,000 in calendar year 1997), is provided for SERP participants who also participate in the Pension Plan, and (2) an Additional Benefit is provided for all SERP participants.

    The Additional Benefit is equal to 50% of the average of the participant's highest three (of the last five) annual base salaries, with a deduction of 100% of the amount of primary Social Security benefits payable at the time of determination. Upon the death of the participant, a spousal benefit of 50% of the participant's benefit is generally payable for the spouse's lifetime.

    In the event of a change-in-control of the Company, a SERP participant would become entitled to accelerated benefit entitlement under the SERP if his or her employment with the

Company were involuntarily terminated within 36 months thereafter, or voluntarily terminated more than 12 but within 36 months thereafter.

    For the fiscal year ended March 28, 1997, the base salary covered by the SERP for Messrs. Honeycutt, Madison, Level and Cooper was $714,616, $409,404, $361,637 and $326,827, respectively. Assuming no increase in base salary, the estimated annual Additional Benefit, on a single life annuity basis, payable to Messrs. Honeycutt, Madison, Level and Cooper upon retirement at age 65 is $340,988, $188,286, $164,451 and $146,950, respectively.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to its executive relocation program, the Company purchased Thomas
R. Madison's home for $375,000 in fiscal year 1996, and Edward P. Boykin's home for $595,000 in fiscal year 1997. In each case, the purchase price was equal to the average of two independent appraisals. Both residences were sold at a loss during fiscal year 1997.

    DST Systems, Inc. provides data processing and consulting services and licenses certain software products to the Company. During fiscal year 1997, the Company incurred aggregate expenses of $22,788,000 related thereto. DST Systems, Inc. beneficially owns 5.6% of the outstanding CSC Common Stock, and Thomas A. McDonnell, President, Chief Executive Officer and director of DST Systems, Inc., is a director of the Company.

COMPARISON OF CUMULATIVE TOTAL RETURN

    The following graph demonstrates the performance of the cumulative total return to the holders of CSC Common Stock during the previous five fiscal years in comparison to the cumulative total return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Computer Software & Services Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              CSC      S&P 500      S&P COMPUTER SOFTWARE SERVICES
FY 1992      $100.00     $100.00                             $100.00
FY 1993       115.66      115.23                              132.12
FY 1994       159.56      116.93                              148.24
FY 1995       215.85      135.13                              199.96
FY 1996       307.65      178.51                              282.67
FY 1997       271.58      213.89                              396.73

Indexed Return (1992 = $100)*

                                                                                                             RETURN
                                                        RETURN 1993  RETURN 1994  RETURN 1995  RETURN 1996    1997       CAGR
                                                        -----------  -----------  -----------  -----------  ---------  ---------
CSC Common Stock......................................       15.66%       37.95%       35.27%       42.53%     -11.72%     22.12%
S&P 500 Index.........................................       15.23%        1.47%       15.57%       32.10%      19.82%     16.42%
S&P Computer Software & Services......................       32.12%       12.20%       34.89%       41.37%      40.35%     31.73%

------------------------

* Assumes $100 invested on April 1, 1992 in CSC Common Stock, the S&P 500 Index and the S&P Computer Software & Services Index. Indexed amounts and return percentages assume a March 31 fiscal year end.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission and the NYSE initial reports of ownership and reports of changes in ownership of CSC Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten percent stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of information furnished to the Company, reports filed through the Company and representations that no other reports were required, during the fiscal year ended March 28, 1997, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten percent beneficial owners were complied with in a timely manner with one exception: a Form 4 filed on June 9, 1997 by Edward P. Boykin, who has been subject to the Section 16(a) filing requirements since August 14, 1995, reported 3,200 shares of CSC Common Stock which he has owned since prior to August 14, 1995, but inadvertently failed to report in previous filings.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    It has been the practice of the Company to engage Deloitte & Touche LLP for annual audit services upon approval by either the Audit Committee or the Board of Directors. Deloitte & Touche LLP has acted as the Company's independent public accountant for more than 34 years and will act in that capacity during the current fiscal year. It is anticipated that a representative of Deloitte & Touche LLP will be present at the Annual Meeting and will be afforded the opportunity to make a statement if desired and will be available to respond to appropriate questions. The engagement of Deloitte & Touche LLP for non-audit services is approved by the Vice President and Chief Financial Officer of the Company.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Any stockholder who wishes to submit a proposal for presentation to the Company's 1998 Annual Meeting of Stockholders must submit the proposal to Computer Sciences Corporation, 2100 East Grand Avenue, El Segundo, California 90245, Attention: Secretary, not later than March 4, 1998 for inclusion, if appropriate, in the Company's proxy statement and form of proxy relating to its 1998 Annual Meeting.

                                 OTHER MATTERS

    The Management of the Company knows of no other business to be presented at the meeting. If, however, other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors,

                                                         [SIG]

                                          Hayward D. Fisk
                                          VICE PRESIDENT, GENERAL COUNSEL AND
                                          SECRETARY

July 2, 1997

                                   APPENDIX A
                         COMPUTER SCIENCES CORPORATION
                 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

SECTION 1:  PURPOSE OF PLAN

    The purpose of this 1997 Nonemployee Director Stock Incentive Plan ("Plan") of Computer Sciences Corporation, a Nevada corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their nonemployee directors by providing for or increasing the proprietary interests of such directors in the Company.

SECTION 2:  PERSONS ELIGIBLE UNDER PLAN

    Any director of the Company who is not and has never been an employee of the Company or any of its subsidiaries (a "Director") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3:  AWARDS

    (a) The Board of Directors of the Company (the "Board"), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Director that is not inconsistent with the provisions of this Plan and that by its terms, involves or might involve the issuance of (i) shares of common stock, par value $1.00 per share, of the Company ("Common Shares"), or
(ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

    (b) Awards are not restricted to any specified form or structure and may include, but are not limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, restricted stock units, other securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock or dividend equivalents, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

    (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, services rendered by the recipient of such Award.

    (d) Subject to the provisions of this Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted hereunder, which terms and conditions may include, among other things, a provision permitting the recipient of such Award to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, and/or by reducing the amount of Common Shares or other property otherwise issuable pursuant to such Award.

SECTION 4:  STOCK SUBJECT TO PLAN

    (a) At any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 50,000, subject to adjustment as provided in Section 7 hereof.

    (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards; plus

        (iii) the maximum number of Common Shares which are or may be issuable at or after such time pursuant to Awards granted under this Plan.

SECTION 5:  DURATION OF PLAN

    No Awards may be granted under this Plan after June 16, 2007.

SECTION 6:  ADMINISTRATION OF PLAN

    This Plan shall be administered by the Board, which shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

    (a) adopt, amend and rescind rules and regulations relating to this Plan;

    (b) determine which persons are Directors, and to which of such Directors, if any, Awards shall be granted hereunder;

    (c) grant Awards to Directors and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

    (d) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof; and

    (e) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

SECTION 7:  ADJUSTMENTS

    If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or if cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the

Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board shall make appropriate and proportionate adjustments in:

        (a) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan;

        (b) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan; and

        (c) the maximum number of Common Shares with respect to which options or rights may thereafter be granted under this Plan to any Director during any fiscal year.

SECTION 8:  AMENDMENT AND TERMINATION OF PLAN

    The Board may amend or terminate this Plan at any time and in any manner, subject to the following:

        (a) no recipient of any Award shall, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and

        (b) if any rule, regulation or procedure of any national securities exchange upon which any securities of the Company are listed, or any listing agreement with any such securities exchange, requires that any such amendment be approved by the stockholders of the Company, then such amendment shall not be effective unless and until it is approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of the stockholders of the Company.

SECTION 9:  EFFECTIVE DATE OF PLAN

    This Plan shall be effective as of June 16, 1997, the date upon which it was approved by the Board; provided, however, that no Common Shares may be issued under this Plan until it has been approved by the affirmative votes of the holders of a majority of the securities of the Company present, and entitled to vote at a meeting of the stockholders of the Company at which a quorum is present.

--------------------------------------------------------------------------------

                 ANNUAL MEETING OF STOCKHOLDERS, AUGUST 11, 1997

     The undersigned hereby appoints VAN B. HONEYCUTT, LEON J. LEVEL and HAYWARD D. FISK, and each of them, with full power of substitution and discretion in each of them, as the proxy or proxies of the undersigned to represent the undersigned and to vote all shares of Common Stock of Computer Sciences Corporation which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Computer Sciences Corporation to be held at the Sheraton Gateway Hotel, Los Angeles Airport, 6101 West Century Boulevard, Los Angeles, 90045, at 2:00 p.m. on August 11, 1997, and at any adjournment thereof upon the election of directors, the approval of the Proposed 1997 Nonemployee Director Stock Incentive Plan and any other matter properly coming before the meeting.

     If more than one of such proxies or substitutes shall be present and vote, a majority thereof shall have the powers hereby granted: and if only one of them shall be present and vote, he shall have the powers hereby granted.

     This card also provides voting instructions for shares, if any, held in the Company's employee benefit plans.

THIS PROXY WILL BE VOTED AS DIRECTED HEREIN, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR APPROVAL OF THE PROPOSED 1997 NONEMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE VOTING THEREOF.

NOTE: THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

                                      PROXY

       PLEASE SIGN ON THE REVERSE SIDE OF THIS CARD AND RETURN PROMPTLY TO
          MIDTOWN STATION, P.O. BOX 958, NEW YORK, NEW YORK 10138-0812.
IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT,
                          YOUR SHARES CANNOT BE VOTED.

--------------------------------------------------------------------------------

                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------
Please mark your votes as indicated in this example                          /X/

1. To approve and adopt the Proposed 1997 Nonemployee Director Stock Incentive Plan.

                   FOR       AGAINST        ABSTAIN
                   / /         / /            / /

2.   To elect nominees to the CSC Board of Directors

     FOR all nominees (Except as marked to the contrary)                     / /

     WITHHOLD AUTHORITY to vote for all Nominees listed below                / /


INSTRUCTIONS:
To withhold authority to vote for any individual nominee, strike out that nominee's name in the list below:

Nominees:
Howard P. Allen, Irving W. Bailey, II, Van B. Honeycutt, William R. Hoover, Richard C. Lawton, Leon J. Level, Thomas A. McDonnell, F. Warren McFarlan, James R. Mellor and William P. Rutledge.

3. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

Dated:                                                                      1997
      ----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                    Signature

--------------------------------------------------------------------------------
                                    Signature

Please date, sign and return this Proxy promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or an agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and elect to vote by ballot, such vote will supercede this Proxy.

PLEASE MARK INSIDE BLUE BOXES SO THAT DATA PROCESSING EQUIPMENT WILL RECORD YOUR VOTES
--------------------------------------------------------------------------------
                            ^ FOLD AND DETACH HERE ^